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                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549



                             FORM 8-K


                          CURRENT REPORT



                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934



                   Date of Report:  May 11, 1998




                             VIAD CORP
      (Exact name of registrant as specified in its charter)



      DELAWARE                     001-11015        36-1169950
(State or other jurisdiction of    (Commission   (I.R.S. Employer
incorporation or organization)     File Number)  Identification No.)


1850 N. CENTRAL AVE., PHOENIX ARIZONA             85077
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code (602) 207-4000


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ITEM 5.  OTHER EVENTS.

       In a press release dated May 11, 1998, Viad Corp ("Viad") announced a revised offer for the acquisition of MoneyGram Payment Systems, Inc. ("MoneyGram"), a provider of consumer money wire transfer services. The cash tender offer, which commenced on April 10, 1998, through the filing of Schedule 14D-1 with the Securities and Exchange Commission for all outstanding MoneyGram shares at a purchase price of $17 per share, was increased to $17.35 per share. The revised offer, which would result in a total purchase price of approximately $306 million, including fees and expenses related to the offer, is scheduled to expire on May 22, 1998.

       A copy of the press release is attached as Exhibit 99 to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits.

             99   Press Release

                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIAD CORP
                                        By: /s/ Richard C. Stephan
                                        --------------------------
                                        Richard C. Stephan
                                        Vice President - Controller


DATE: May 13, 1998